                                                                  EXECUTION COPY

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
                                 $3,582,528,000
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CD1
     CLASS A-1, CLASS A-1D, CLASS A-2FL, CLASS A-2FX, CLASS A-3, CLASS A-SB,
                  CLASS A-4, CLASS A-1A, CLASS A-M, CLASS A-J,
                      CLASS B, CLASS C, CLASS D AND CLASS E

                             UNDERWRITING AGREEMENT

                                                          as of October 27, 2005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Paul Vanderslice

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Stephen Hogue

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Charlene Thomas

Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, New York 10281
Attention: N. Dante LaRocca

PNC Capital Markets Inc.
5605 Carnegie Boulevard
Charlotte, North Carolina 28209
Attention: Scott Holmes

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288
Attention: Charles Culbreth

Ladies and Gentlemen:

          Citigroup Commercial Mortgage Securities Inc., a Delaware corporation
("CCMS"), proposes to sell to Citigroup Global Markets Inc. ("CGMI"), Deutsche
Bank Securities Inc. ("DBSI"), Banc of America Securities LLC ("BOA"), Lehman
Brothers Inc. ("LBI"), Nomura Securities International, Inc. ("NSI"), PNC
Capital Markets, Inc.("PNC") and Wachovia Capital Markets, LLC ("WCM" and,
collectively with CGMI, DBSI, BOA, LBI, NSI and PNC, the "Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the classes of
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1 that are identified on Schedule I hereto (collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class
Principal Balance") set forth on Schedule I. The Registered Certificates, together with the Class X, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N,

Class O, Class P, Class Q, Class OCS, Class R and Class Y Certificates
(collectively, the "Private Certificates" and, collectively with the Registered
Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust to be created by CCMS (such trust, the "Trust"
and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of multifamily and commercial mortgage loans (the "Mortgage Loans")
that will have, as of the Cut-off Date (as defined below), after taking into account all payments of principal due on the Mortgage Loans on or before the
Cut-off Date, whether or not received, an aggregate principal balance of approximately $ 3,903,244,727 (subject to a variance of plus or minus 5.0%). As used in this Agreement, "Cut-off Date" shall mean, individually and collectively, as the context may require: with respect to 205 of the Mortgage
Loans, the related Due Date of each such Mortgage Loan in November 2005; and
with respect to 20 Mortgage Loans having their first Due Dates in December 2005,
November 1, 2005.

          Certain of the Mortgage Loans will be acquired by CCMS from Citigroup
Global Markets Realty Corp. ("CGMRC" and such Mortgage Loans, the "CGMRC
Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "CGMRC/CCMS Mortgage Loan Purchase Agreement"), between
CGMRC, as seller, and CCMS, as purchaser. Certain other Mortgage Loans will be acquired by CCMS from German American Capital Corporation ("GACC" and such
Mortgage Loans, the "GACC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "GACC/CCMS Mortgage Loan Purchase
Agreement"), between GACC, as seller, and CCMS, as purchaser. Certain other
Mortgage Loans will be acquired by CCMS from PNC Bank, National Association
("PNC Bank" and such Mortgage Loans, the "PNC Bank Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "PNC
Bank/CCMS Mortgage Loan Purchase Agreement"), between PNC Bank, as seller, and
CCMS, as purchaser. The remaining Mortgage Loans will be acquired by CCMS from
Prudential Mortgage Capital Funding, LLC, ("PMCF" and such Mortgage Loans, the
"PMCF Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "PMCF/CCMS Mortgage Loan Purchase Agreement"), between
PMCF, as seller, and CCMS, as purchaser. CGMRC, GACC, PNC Bank and PMCF are, collectively, the "Mortgage Loan Sellers" and the CGMRC/CCMS Mortgage Loan
Purchase Agreement, the GACC/CCMS Mortgage Loan Purchase Agreement, the PNC
Bank/CCMS Mortgage Loan Purchase Agreement and the PMCF/CCMS Mortgage Loan
Purchase Agreement are, collectively, the "Mortgage Loan Purchase Agreements".

          In connection with the sale by CGMRC to CCMS of the CGMRC Mortgage
Loans, CGMRC, CCMS and the Underwriters entered into an indemnification agreement dated as of October 27, 2005 (the "CGMRC Indemnification Agreement").
In connection with the sale by GACC to CCMS of the GACC Mortgage Loans, GACC,
CCMS and the Underwriters entered into an indemnification agreement dated as of
October 27, 2005 (the "GACC Indemnification Agreement"). In connection with the sale by PNC Bank to CCMS of the PNC Bank Mortgage Loans, PNC Bank, CCMS and the
Underwriters entered into an indemnification agreement dated as of October 27,
2005 (the "PNC Bank Indemnification Agreement"). In connection with the sale by
PMCF to CCMS of the PMCF Mortgage Loans, PMCF, CCMS and the Underwriters entered into an indemnification agreement dated as of October 27, 2005 (the "PMCF
Indemnification Agreement"); and, together with the CGMRC Indemnification
Agreement, the GACC Indemnification Agreement and the PNC Bank Indemnification
Agreement, the "Indemnification Agreements").

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          The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"), among CCMS as depositor, Midland Loan Services, Inc.
as master servicer (the "Master Servicer"), LNR Partners, Inc. as special servicer (the "Special Servicer"), LaSalle Bank National Association as trustee
(the "Trustee"), and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent").
Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

          CCMS intends to sell the Private Certificates to CGMI and DBSI pursuant to a certificate purchase agreement dated as of the date hereof (the
"Certificate Purchase Agreement"), between CCMS, CGMI and DBSI.

          1. REPRESENTATIONS, WARRANTIES AND COVENANTS. CCMS represents and warrants to, and covenants with, each of the Underwriters that:

          (a) A registration statement (File No. 333-127304) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission"), and
has become effective under the Securities Act of 1933, as amended (the
"Securities Act"); such registration statement includes a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the
Registered Certificates. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement" such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Registered Certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the
Securities Act and, used in connection with the sale of the Registered
Certificates, is hereinafter referred to as the "Base Prospectus" such prospectus supplement is hereinafter referred to as the "Prospectus Supplement"
and the Base Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus". The conditions to the use of a registration statement on
Form S-3 under the Securities Act, as set forth in the general instructions to
Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied in all material respects with respect to the Registration Statement.
Any preliminary form of Prospectus that has heretofore been filed pursuant to
Rule 424 hereinafter is called the "Preliminary Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the
Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), deemed to be incorporated by reference therein after the date hereof. CCMS will file with the Commission (i) within fifteen (15) days of the issuance of the Certificates a current report on Form 8-K (a "Current
Report") for purposes of filing the Pooling and Servicing Agreement and other material contracts and (ii) in the time period specified in Section 5(e) hereof, a Current Report for purposes of filing certain Computational Materials and ABS
Term Sheets as described in Section 5(e) hereof.

          (b) The Registration Statement, as of the date it became effective and the date of the most recently filed Prospectus Supplement, and the Prospectus, as of the date of the most recently filed Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Registered Certificates, as of their respective effective or issue dates, conformed or will conform, as applicable, in all material respects to the requirements

                                        3

of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of such respective dates, and the
Registration Statement and the Prospectus, as revised, amended or supplemented as of the Closing Date (as defined in Section 3), will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of the
Closing Date; and neither the Registration Statement nor the Prospectus, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that CCMS does not make any representations, warranties or agreements as to (A)
the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished electronically or in writing by or on behalf of the
Underwriters specifically for use in connection with the preparation of the
Prospectus or any revision or amendment thereof or supplement thereto, (B) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 9) provided by the Underwriters to prospective investors in connection with the sale of the Registered Certificates, or (C) the statements in or the omissions from the Registration Statement, the Prospectus or any revisions or amendments thereof or supplements thereto that are excluded from the indemnification provisions of Section 7(a) pursuant to Section 7(a)(ii).
There are no contracts or other documents relating to CCMS of a character required to be described in or to be filed as exhibits to the Registration
Statement, as of the date of the Prospectus Supplement, which were not described or filed as required.

          (c) As of the Closing Date, the Registered Certificates and the
Private Certificates will be duly authorized by CCMS, and, when the Registered
Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered
Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

          (d) Ernst & Young LLP ("Ernst & Young") and PricewaterhouseCoopers LLP
("PricewaterhouseCoopers") are each an independent public accountant for CCMS as required by the Securities Act and the rules and regulations thereunder.

          (e) As of the Closing Date, the Pooling and Servicing Agreement and
the Mortgage Loan Purchase Agreements will each have been duly authorized, executed and delivered by CCMS and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will each constitute a valid and binding agreement of CCMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

          (f) This Agreement has been duly authorized, executed and delivered by
CCMS and, assuming the valid authorization, execution and delivery thereof by the other parties hereto, will constitute a valid and binding agreement of CCMS enforceable in accordance with its terms, except as

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enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity, and except as enforcement thereof may be limited by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws.

          (g) CCMS has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting its business, except where the failure to be so qualified or to so comply, as the case may be, would not have a material adverse effect on the performance by CCMS of its obligations under this
Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase
Agreements. CCMS is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would have a material adverse effect on the performance by CCMS of its obligations under this Agreement, the Pooling and
Servicing Agreement or the Mortgage Loan Purchase Agreements.

          (h) The issuance and sale of the Registered Certificates to the
Underwriters, the compliance by CCMS with the provisions of this Agreement, the
Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the
Certificates and the consummation by CCMS of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability in the United States or any decision, order, decree or judgment of any judicial or other governmental body applicable to CCMS, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act,
(B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing
Agreement on or following the Closing Date, and (C) such other approvals as have been obtained; provided that CCMS makes no representations or warranties as to any consent, approval, authorization, registration or qualification that may be required under state securities or "blue sky" laws.

          (i) Neither the execution and delivery of this Agreement, the Mortgage
Loan Purchase Agreements and the Pooling and Servicing Agreement, nor the
issuance and delivery of the Certificates, nor the consummation by CCMS of any other of the transactions contemplated herein or therein, nor the fulfillment by
CCMS of the terms of this Agreement, the Mortgage Loan Purchase Agreements, the
Pooling and Servicing Agreement and the Certificates, will (A) conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of CCMS, any statute or regulation currently applicable to CCMS or its properties, or any order or judgment currently applicable to CCMS or its properties of any arbiter, court, regulatory body, administrative agency or governmental body having jurisdiction over CCMS or its properties, or the terms of any indenture or other agreement or instrument to which CCMS is a party or by which it or any of its properties are bound, or (B) result in the creation or imposition of any lien upon any of its properties

                                        5

pursuant to the terms of any indenture or other agreement to which CCMS is a party or by which it or any of its properties are bound.

          (j) There are no actions or proceedings against, or investigations of,
CCMS pending, or, to the knowledge of CCMS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this
Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing
Agreement or the Registered Certificates, (B) seeking to prevent the issuance of the Registered Certificates or the consummation by CCMS of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase
Agreements or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by CCMS of its obligations under, or the validity or enforceability against CCMS of, this Agreement, the Mortgage Loan
Purchase Agreements, the Pooling and Servicing Agreement or the Registered
Certificates or (D) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the Prospectus.

          (k) CCMS has not received any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any
additional information. CCMS has not received any notice of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration
Statement and has no knowledge of the institution or threatening of any proceeding for that purpose. CCMS has not received any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (l) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by CCMS as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Mortgage Loan Purchase Agreements, the
Pooling and Servicing Agreement and the Registered Certificates, will have been paid at or prior to the Closing Date.

          (m) Neither CCMS nor the Trust is, and the sale of the Registered
Certificates in the manner contemplated by the Prospectus will not cause CCMS or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Pooling and Servicing Agreement
is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (n) At the time of the execution and delivery of the Pooling and
Servicing Agreement, CCMS (i) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of CCMS's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest
(collectively, "Liens") granted by or imposed upon CCMS, (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage
Loans or in the Pooling and Servicing Agreement or the Registered Certificates,
and (iii) will have the power and authority to transfer or cause the transfer of all of its right, title and interest in and to the Mortgage Loans to the Trustee and to sell the Registered Certificates to the Underwriters.

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          (o) Upon delivery to the Underwriters of the Registered Certificates pursuant to this Agreement, each Underwriter will have good title to the
Registered Certificates purchased by such Underwriter, in each case free and clear of Liens granted or imposed upon CCMS.

          (p) The consideration received by CCMS upon the sale of the Registered
Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Registered Certificates.

          (q) CCMS (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Registered Certificates to the
Underwriters and (ii) is not selling the Registered Certificates to the
Underwriters with any intent to hinder, delay or defraud any of the creditors of
CCMS.

          (r) The transfer of the Mortgage Loans to the Trust and the sale of the Certificates to each of the Underwriters, at the Closing Date, will be treated by CCMS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

          (s) The statements set forth in the Prospectus under the caption
"Description of the Offered Certificates," insofar as they purport to constitute a summary of the terms of the Registered Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are correct in all material respects.

          (t) There has not been, and as of the Closing Date, there will not be, any material adverse change in the business operations, financial condition, properties or assets of CCMS since the date as of which information is given in the Prospectus that would have a material adverse effect on the ability of CCMS to perform its obligations under this Agreement, the Pooling and Servicing
Agreement or any Mortgage Loan Purchase Agreement.

          (u) CCMS possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct business now operated by it, and the
Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of CCMS.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, CCMS agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from CCMS, their respective allotments of each class of Registered Certificates specified on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I (the "Purchase
Price").

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Registered
Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the
Underwriters and CCMS (such date and time of delivery of and payment for the
Registered Certificates being hereinafter referred to as the "Closing Date").
Delivery of each Underwriter's allotment of the Registered Certificates shall be

                                        7

made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of CCMS in same-day funds by federal funds wire (or by such other method as such Underwriter and CCMS may agree). Unless delivery is made through the facilities of The Depository Trust
Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the
Closing Date.

          CCMS agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before
3:00 p.m. New York City time on the business day prior to the Closing Date.

          4. OFFERING BY THE UNDERWRITERS. (a) It is understood that the
Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus. It is further understood that CCMS, in reliance upon Policy
Statement 105, has not filed and will not file an offering statement pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each
Underwriter therefore covenants and agrees with CCMS that sales of the
Registered Certificates made by such Underwriter in and from the State of New
York will be made only to institutional investors within the meaning of Policy
Statement 105.

          (b) Each Underwriter represents, warrants and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets
Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Registered Certificates in circumstances in which section 21(1) of the FSMA does not apply to CCMS; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Registered Certificates in, from or otherwise involving the
United Kingdom.

          (c) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter hereby represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
such Underwriter has not made and will not make an offer of the Registered
Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Registered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that such Underwriter may, with effect from and including the Relevant Implementation Date, make an offer of the Registered
Certificates to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                                        8

               (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the
     publication by CCMS of a prospectus pursuant to Article 3 of the Prospectus
     Directive.

          For the purposes of this provision, the expression an "offer of the
Registered Certificates to the public" in relation to any Registered
Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the
Registered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Registered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

          (d) Each of the Underwriters hereby confirms that it is aware that no
German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the Registered Certificates, and each of the
Underwriters hereby represents, warrants and agrees that it will comply with the
German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) or
any other laws applicable in Germany governing the issue, offering and sale of the Certificates. In particular, each of the Underwriters agrees not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the Certificates otherwise than in accordance with the German Securities Sales
Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

          (e) Each Underwriter agrees with CCMS it will not offer or sell any
Registered Certificates in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Registered
Certificates may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in
Hong Kong (except if permitted to do so under the securities laws of Hong Kong)
other than with respect to Registered Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571)
of Hong Kong and any rules made thereunder.

          (f) Each of the Underwriters hereby agrees that it will not offer or sell any of the Certificates directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

                                        9

          (g) No Underwriter shall take any action relating to the offer or sale of any of the Registered Certificates in any jurisdiction that would result in
CCMS being obligated to register or file any further prospectus or corresponding document relating to the Registered Certificates in such jurisdiction, other than as expressly contemplated hereby.

          5. AGREEMENTS. CCMS and the Underwriters mutually agree that:

          (a) CCMS will not file any further supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the
Underwriters for their review prior to filing, and will not file any such proposed supplement to which the Underwriters reasonably object. CCMS will not file any amendment to the Registration Statement relating to or affecting the
Registered Certificates at any time subsequent to the date hereof and prior to the Closing Date, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed amendment to which the Underwriters reasonably object. Subject to the foregoing sentences, CCMS will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b)
under the Securities Act and, until the termination of the offering of the
Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any
additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by CCMS of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. CCMS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the
Securities Act or the rules and regulations of the Commission thereunder, CCMS promptly will, to the extent it has knowledge thereof, prepare and file with the
Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement that will correct such statement or omission or effect such compliance and will deliver a copy thereof to the Underwriters.

          (c) Upon request, so long as delivery of a prospectus relating to the
Registered Certificates is required under the Securities Act, CCMS will furnish to any Underwriter and counsel for such Underwriter, without charge, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

          (d) CCMS will arrange for the qualification of the Registered
Certificates for sale under the laws of such jurisdictions as CGMI may designate, maintain such qualifications in effect so

                                       10

long as required for the distribution of the Registered Certificates and arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that CCMS shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (e) CCMS will cause or, if appropriate, has caused any Computational
Materials and ABS Term Sheets (each as defined in Section 9) with respect to the
Registered Certificates, which are or have been delivered by the Underwriters to
CCMS pursuant to or as contemplated by Section 9, to be filed with the
Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following the later of (i) the day on which such Computational Materials or ABS Term Sheets are delivered to counsel for CCMS by the Underwriters (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day)
and (ii) the date hereof; and, if such filing is subsequent to the date hereof,
CCMS will promptly advise the Underwriters when each such Current Report has been so filed. If any Collateral Term Sheet (as defined in Section 9) is provided by any Underwriter to potential investors in the Registered
Certificates, CCMS will cause each such Collateral Term Sheet that is delivered by such Underwriter to CCMS to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for CCMS by such Underwriter (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day). Each such Current
Report shall be incorporated by reference in the Prospectus and the Registration
Statement. Notwithstanding the foregoing, CCMS shall have no obligation to file materials provided by the Underwriters pursuant to or as contemplated by Section
9 which, in the reasonable determination of CCMS after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the
No-Action Letters (as defined in Section 9), or which contain erroneous information or contain any untrue statement of a material fact, or which, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
it being understood, however, that CCMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational
Materials or ABS Term Sheets provided by the Underwriters to CCMS pursuant to or as contemplated by Section 9 hereof.

          (f) The purchase of the Certificates by each of the Underwriters, at the Closing Date, will be treated by each Underwriter for financial accounting and reporting purposes as a sale of the Certificates by CCMS and not as a pledge of the Certificates to secure a debt. The Underwriters agree to sell the
Registered Certificates only to purchasers other than CCMS, the Mortgage Loan
Sellers and their respective affiliates.

          (g) CCMS will make generally available to holders of the Registered
Certificates as soon as practicable, but in any event not later than eighteen months after the filing of the Prospectus pursuant to Rule 424(b) under the
Securities Act, an earnings statement (which need not be audited) with respect to the Mortgage Loans as contemplated by Section 11(a) of the Securities Act), which pursuant to Rule 158 under the Securities Act may be the annual report filed with the Commission with respect to the Trust.

                                       11

          6. CONDITIONS TO THE OBLIGATIONS OF EACH UNDERWRITER AND CCMS. The
obligation of each Underwriter to purchase from CCMS, and the obligation of CCMS to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of
CCMS and such Underwriter contained herein as of the date hereof and as of the
Closing Date, to the accuracy of the statements of CCMS and such Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by CCMS and such Underwriter of their respective obligations hereunder and to the following additional conditions:

          (a) All actions required to be taken and all filings required to be made by CCMS under the Securities Act prior to the Closing Date shall have been taken or made, and no stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

          (b) CCMS shall have furnished to the Underwriters:

               (i) an executed copy of the Pooling and Servicing Agreement;

               (ii) an opinion of in-house counsel for CCMS, dated the Closing
     Date and addressed to the Underwriters, substantially in the form attached hereto as Exhibit A-1;

               (iii) an opinion of Sidley Austin Brown & Wood LLP, in its capacity as special counsel for CCMS, dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Exhibit
     A-2;

               (iv) a letter from Sidley Austin Brown & Wood LLP, in its
     capacity as special counsel to CCMS, dated the Closing Date and addressed to the Underwriters, substantially to the effect that, based on conferences and telephone conversations with representatives of the Mortgage Loan
     Sellers, the Underwriters, CCMS, the Trustee, the Fiscal Agent, the Master
     Servicer, the Special Servicer and their respective counsel (but, except as otherwise expressly set forth in that letter, without having reviewed any of the mortgage notes, mortgages or other documents relating to the
     Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above), nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or the Prospectus
     (other than any accounting, financial or statistical information contained in or omitted from the Registration Statement or the Prospectus, any information incorporated by reference into the Registration Statement or the Prospectus and any information contained in or omitted from the
     Registration Statement or the Prospectus relating to the GACC Mortgage
     Loans, the PNC Bank Mortgage Loans, the PMCF Mortgage Loans and the related obligors and mortgaged properties for such Mortgage Loans), at the date of effectiveness of the Registration Statement (in the case of the
     Registration Statement) or at the date of the Prospectus Supplement or at the Closing Date (in the case of the Prospectus Supplement), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                       12

               (v) copies of all legal opinion letters delivered to the Rating
     Agencies by Sidley Austin Brown & Wood LLP, in its capacity as special counsel to CCMS, in connection with the issuance of the Registered
     Certificates, with each such opinion letter to be either addressed to the
     Underwriters or accompanied by a letter signed by Sidley Austin Brown &
     Wood LLP stating that the Underwriters may rely on such opinion letter as if it were addressed to them as of the date thereof;

               (vi) a good standing certificate regarding CCMS from the
     Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

               (vii) a certificate of CCMS, dated the Closing Date and signed by an executive officer or authorized signatory of CCMS, to the effect that
     (A) the representations and warranties of CCMS herein and in the Pooling and Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing
     Date, and (B) CCMS has in all material respects complied with all agreements and satisfied all the conditions on its part set forth herein to be performed or satisfied at or prior to the Closing Date; and

               (viii) an officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of CCMS, to the effect that each individual who, as an officer or representative of CCMS, signed this Agreement, the Certificate Purchase Agreement, the Mortgage Loan
     Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Certificate
     Purchase Agreement, the Mortgage Loan Purchase Agreements or in the Pooling
     and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of CCMS) of the organizational documents of CCMS, as in effect on the Closing Date, and of the resolutions of CCMS and any required shareholder consent relating to the transactions contemplated in this
     Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase
     Agreements and/or the Pooling and Servicing Agreement.

          (c) The Underwriters shall have received, with respect to each of the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent a
favorable opinion of counsel, dated the Closing Date, addressing the valid existence and good standing of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party, the enforceability of the Pooling and
Servicing Agreement against such party (subject to such limitations as are reasonably acceptable to the Underwriters) and such other matters as the
Underwriters may reasonably request. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the

                                       13

parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion need cover only the laws of the jurisdiction in which the party on whose behalf such opinion is being rendered is organized, the laws of the State of New York and the federal law of the United States.

          (d) The Underwriters shall have received such other documents, certificates and opinions regarding the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent as the Underwriters may reasonably request.

          (e) CCMS and the Underwriters shall have received from Ernst & Young and PricewaterhouseCoopers, certified public accountants, various comfort letters, dated, as applicable, the date of the Preliminary Prospectus, the date of the Prospectus Supplement or such other date acceptable to CCMS and the
Underwriters, in form and substance reasonably satisfactory to CCMS and the
Underwriters, stating in effect that:

               (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" and on Annex A-1,
     Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex B thereto agrees with the data sheet or computer tape prepared by the Mortgage Loan Sellers, unless otherwise noted in such letter(s); and

               (ii) They have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

          (f) CCMS and the Underwriters shall have received from Ernst & Young and PricewaterhouseCoopers, certified public accountants, a letter dated on or about the Closing Date, in form and substance reasonably satisfactory to CCMS and the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by CCMS and the Underwriters, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Prospectus Supplement under the caption
"Yield and Maturity Considerations" and Annex C thereto.

          (g) Ernst & Young and PricewaterhouseCoopers shall have furnished to
CCMS and each Underwriter a letter or letters, each in form and substance satisfactory to CCMS, relating to the Computational Materials and ABS Terms
Sheets of such Underwriter filed in accordance with Section 5(e), dated the date of the related Current Report and stating in effect that:

               (i) Using the assumptions and methodology used by such
     Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in such
     Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and
     ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation;

                                       14

               (ii) If such Computational Materials and ABS Term Sheets include data reflecting the distribution of interest at other than a fixed rate, or reflecting other characteristics that give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by Ernst &
     Young and PricewaterhouseCoopers in such letter with respect to such data;
     and

               (iii) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by each Mortgage Loan Seller, unless otherwise indicated in such letter.

          (h) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller in connection with its sale of Mortgage Loans to CCMS, pursuant to the related
Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller or any of its officers and representatives, to the same extent that CCMS may so rely, and each such opinion addressed to CCMS shall also be addressed to the Underwriters or shall be accompanied by a letter signed by the counsel that rendered such opinion stating that the Underwriters may rely on such opinion as if it were addressed to them.

          (i) The Mortgage Loan Sellers shall have sold the Mortgage Loans to
CCMS, pursuant to the respective Mortgage Loan Purchase Agreements.

          (j) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CCMS that CGMI concludes, in its opinion after consultation with CCMS and the other Underwriters, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the
Registered Certificates as contemplated by the Prospectus.

          (k) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded or qualified.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) Subject to Section 7(c), CCMS
agrees to indemnify and hold harmless each Underwriter, each of its officers and directors and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the
Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the
Prospectus or any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the

                                       15

circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided that CCMS shall not be liable under the indemnity agreement in this Section 7(a) to the extent that any such expense, loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon: (i) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement or in any Preliminary
Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto that was made in reliance upon and in conformity with written or electronic information furnished to CCMS by or on behalf of any Underwriter specifically for use in connection with the preparation thereof, as set forth in
Section 7(b); (ii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the
Registration Statement, any Preliminary Prospectus, the Prospectus or any
revision or amendment thereof or supplement thereto that (A) arose out of or was based upon an untrue statement, omission or other inaccuracy with respect to the
Mortgage Loan Seller Matters (as defined below) contained in the Data File (also as defined below) (it being acknowledged that the Data File has been used to prepare, without limitation, any Preliminary Prospectus Supplement, the
Prospectus Supplement and any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates), (B) was made in reliance upon and conformity with (1) any of the representations and warranties made by a Mortgage Loan Seller contained in the related Mortgage Loan
Purchase Agreement, or (2) any other information regarding the Mortgage Loan
Seller Matters furnished by a Mortgage Loan Seller, electronically or in writing, to CCMS or any Underwriter in connection with the preparation of any
Preliminary Prospectus, the Prospectus, any Computational Materials or ABS Term
Sheets with respect to the Registered Certificates, or any revision or amendment thereof or supplement thereto, or (C) is contained in the information regarding the Mortgage Loan Seller Matters set forth (1) in any Preliminary Prospectus or the Prospectus Supplement under the headings "Summary of Prospectus
Supplement--Relevant Parties--Loews Universal Hotel Portfolio Mortgagee of
Record, Master Servicer and Special Servicer", "--Relevant Parties --The
Non-Trust Mortgage Loan Noteholders", "--Relevant Parties --The Mortgage Loan
Sellers" and "--The Underlying Mortgage Loans and the Mortgaged Real
Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans",
"Description of the Mortgage Pool" and/or, insofar as it relates to the servicing and administration of the Outside Serviced Mortgage Loan (as defined in the Prospectus Supplement) and/or the effects on the servicing and administration of any Mortgage Loan arising out of a co-lender, intercreditor or similar agreement, "Servicing of the Underlying Mortgage Loans", (2) on Annex
A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and/or Annex B to any
Preliminary Prospectus or the Prospectus Supplement or (3) on the diskette accompanying any Preliminary Prospectus or the Prospectus Supplement (provided that CCMS shall be liable to the extent that any such expense, loss, claim, damage, liability or action arises out of or is based upon an error in the manipulation of, or any calculations based upon, or any aggregation (other than an aggregation made in the Data File by a Mortgage Loan Seller) of information concerning the Mortgage Loan Seller Matters); (iii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that was made in any Computational Materials or ABS Term
Sheets provided by any Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the
Registration Statement, any Preliminary Prospectus or the Prospectus as a result of any filing pursuant to Section 5(e); or (iv) any breach, inaccuracy or untruth

                                       16

of any of the statements, representations, warranties and/or covenants made by any Underwriter pursuant to Section 9(b); and provided, further, that CCMS shall not be liable under the indemnity agreement in this Section 7(a) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in any Preliminary Prospectus to the extent that such expense, loss, claim, damage or liability (or action in respect thereof) results from the fact that such Underwriter sold Registered Certificates to a person as to whom there was not sent or given, at or prior to the confirmation of such sale, a copy of the
Prospectus (excluding documents incorporated therein by reference) and such untrue statement or alleged untrue statement or omission or alleged omission had been corrected in the Prospectus, unless the Underwriter did not receive the
Prospectus or such corrected and amended Prospectus prior to the written confirmation of the sale of such Certificates to such person (despite the
Underwriter's timely request for copies of the Prospectus or such corrected and amended Prospectus). This indemnity agreement will be in addition to any liability that CCMS may otherwise have.

          The "Mortgage Loan Seller Matters" consist of the following matters:
(i) the Mortgage Loans, the obligors thereunder and the mortgaged real properties securing the Mortgage Loans, (ii) all co-lender or intercreditor agreements and arrangements with respect to the Mortgage Loans, including insofar as such agreements and arrangements affect the servicing and administration of the subject Mortgage Loans, (iii) the servicing and administration of any Mortgage Loan that is an Outside Serviced Mortgage Loan and (iv) the Mortgage Loan Seller.

          The "Data File" is the compilation of underlying information and data regarding the Mortgage Loans covered by the independent accountants' reports on applying agreed upon procedures dated October 24, 2005 and October 27, 2005, as supplemented to the date of initial issuance of the Certificates, and rendered by Ernst & Young and PricewaterhouseCoopers.

          (b) Subject to Section 7(c), each Underwriter, severally and not jointly, agrees to indemnify and hold harmless CCMS, each of its officers, directors and each person who controls CCMS within the meaning of either the
Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the Securities Act, the
Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written or electronic information furnished to CCMS by or on behalf of such Underwriter, specifically for use in connection with the preparation of any Preliminary Prospectus, the Prospectus or any revision or amendment thereof or supplement thereto, (ii) any untrue statement or alleged untrue statement of a material fact made in Computational Materials or ABS Term
Sheets prepared or developed by such Underwriter and provided by such
Underwriter or any other Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the
Registration Statement or Prospectus as a result of any filing

                                       17

pursuant to Section 5(e), (iii) any omission or alleged omission to state in any
Computational Materials or ABS Term Sheets prepared or developed by such
Underwriter and provided by such Underwriter or any other Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e), a material fact that, when read in conjunction with any Preliminary Prospectus (or, if delivered on or after the date hereof or if there is no Preliminary Prospectus, when read in conjunction with the Prospectus), is required to be stated therein or necessary to make the statements therein not misleading and (iv) any material breach, inaccuracy or untruth on the part of such Underwriter of any of the statements, representations, warranties and/or covenants made pursuant to Section 9(b);
provided that such Underwriter shall not be liable under the indemnity agreement in this Section 7(b) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any untrue statement or omission in any such Computational Materials or ABS Term Sheets to the extent that such expense, loss, claim, damage or liability (or action in respect thereof) is covered by the indemnity agreement included in Section 1(a)
of any Indemnification Agreement, in accordance with the terms thereof.
Notwithstanding the foregoing, the indemnity in clause (ii) and clause (iii)
above will not apply if such untrue statement or alleged untrue statement or omission or alleged omission was also an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus to which the indemnity agreement in Section 7(a) applies. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. CCMS acknowledges that the statements set forth in the first and fourth sentences of the paragraph beginning "Citigroup Global Markets Inc., Deutsche Bank Securities
Inc., Banc of America Securities LLC, Lehman Brothers Inc., Nomura Securities
International, Inc., PNC Capital Markets Inc. and Wachovia Capital Markets,
LLC", and the entire following paragraph, on the cover page of the Prospectus
Supplement, the subsection entitled "Summary of Prospectus Supplement--Relevant
Parties--Underwriters" in the Prospectus Supplement, the last paragraph under the heading "Risk Factors--Risks Related to the Underlying Mortgage
Loans--Potential Conflicts of Interest Exist with Respect to Property Managers, the Borrowers and the Mortgage Loan Sellers" in the Prospectus Supplement and
the second paragraph, the third paragraph, the fourth paragraph and the fifth paragraph under the heading "Method of Distribution" in the Prospectus
Supplement, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus and Preliminary Prospectus or any revision or amendment thereof or supplement thereto, and each Underwriter confirms that such statements attributable to such Underwriter are correct.

          (c) Promptly after receipt by an indemnified party under Section 7(a)
or Section 7(b) above of notice of the commencement of any suit, action, proceeding (including, without limitation, any governmental or regulatory investigation), claim or demand, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a)
or Section 7(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b); provided, however, that any increase in such liability under Section 7(a) or Section 7(b), as applicable, as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and may elect by

                                       18

written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in addition to local counsel) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i)
or (iii).

          Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under Section 7(a) or Section 7(b) for any settlement of any litigation, proceeding, action or claim effected without its consent unless (i)
at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under Section 7(a) or Section 7(b), as applicable, (ii) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and more than 15 days after receipt by such indemnifying party of written notice of the proposed settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder
(whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) If the indemnification provided for in Section 7(a) or Section
7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable to any indemnified party on grounds of public policy or otherwise or is insufficient in respect of any expenses, losses, claims, damages or liabilities under Section 7(a) or Section 7(b), then the indemnifying party shall contribute to the aggregate expenses, losses, claims, damages and liabilities (including legal and other

                                       19

expenses reasonably incurred in connection with investigating or defending same)
to which such indemnified party may be subject and which were intended to be covered under such Section 7(a) or Section 7(b), as the case may be, as follows:

               (i) in the case of any such expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(a) above, in such proportion so that the applicable Underwriter is responsible for that portion represented by the percentage that the total underwriting discounts and/or fees received by the Underwriters bear to the sum of such discounts and/or fees received by the Underwriters and the total purchase price of the Registered
     Certificates specified in Schedule I hereto and CCMS is responsible for the balance (or, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 7(c) or in the last paragraph of this Section 7(d), in such proportion as is appropriate to reflect not only such financial considerations but also the factors referred to in the immediately following clause (ii)); provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the
     Registered Certificates) be responsible under this clause (i) for more than the amount, if any, by which the underwriting discounts and fees applicable to the Registered Certificates purchased by such Underwriter hereunder exceeds any damages otherwise paid by such Underwriter with respect to any expense, loss, claim, damage or liability (or action in respect thereof);
     and

               (ii) in the case of any expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(b) above, in such proportion as is appropriate to reflect the relative fault of CCMS on the one hand and the applicable
     Underwriters on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission which resulted in such expenses, losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.
     The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that is the basis for such expense, loss, claim, damage or liability results from information prepared by CCMS on the one hand or the applicable Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          CCMS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation which does not take account of the equitable considerations referred to above in this subsection (d).

          Notwithstanding the foregoing, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the
Exchange Act and each officer and director of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls CCMS within the meaning of either the Securities Act or the Exchange Act and each officer and director of CCMS shall have the same rights to contribution as CCMS.
Any party entitled to contribution will, promptly after receipt of

                                       20

notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

          (e) The Underwriters further agree as follows:

               (i) Each Underwriter will indemnify and hold harmless each other
     Underwriter, each of its officers and directors and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which such other Underwriter or any such officer, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities arise out of or are based upon (1) any untrue statements or misstatements of a material fact made in Computational Materials or ABS Term Sheets prepared by the indemnifying Underwriter or (2) the indemnifying
     Underwriter's failure to comply with Section 9, and will reimburse each of the other Underwriters for any legal or other expenses reasonably incurred by any of those other Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided that such Underwriter shall not be liable under the indemnity agreement in
     Section 7(e)(i)(1) for any expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any untrue statement or omission in any Computational Materials or ABS Term Sheets to
     the extent that such expense, loss, claim, damage or liability (or action in respect thereof) is covered by the indemnity agreement included in
     Section 1(a) of any Indemnification Agreement, in accordance with the terms thereof.

               (ii) Promptly after receipt by an indemnified party under clause
     (i) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such clause; provided, however, that any increase in such liability as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under clause (i) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the next sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the indemnified party or parties who are parties to such action),

                                       21

     (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (A) or (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C). If the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent. However, if any proceeding is settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any expense, loss, claim, damage or liability by reason of such settlement or judgment. Notwithstanding the foregoing, an indemnifying party shall be liable to the same extent it otherwise would be under clause
     (i) above, for any settlement of any proceeding effected without its written consent if (X) at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under clause (i) above, (Y) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and more than 15 days after receipt by such indemnifying party of written notice of the proposed settlement and (Z) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

               (iii) If the indemnification provided in clause (i) is due in accordance with its terms in respect of any expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, but is for any reason held by a court to be unavailable on grounds of public policy or otherwise or is insufficient in respect of any expenses, losses, claims, damages or liabilities under clause (i), then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect both the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, from the offering of the Registered Certificates, and the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements which resulted in such expenses, losses, claims, damages or liabilities (or

                                       22

     actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and indemnified party on the other shall be deemed to be in the same proportion to the amount of Registered Certificates underwritten by each such party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (iii) were determined by per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this clause (iii). The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (iii) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (iii), no
     Underwriter shall be required to contribute any amount pursuant to this clause (iii) in excess of the amount by which the total price at which the
     Registered Certificates underwritten by it and distributed to the public, were sold (or, in the case of BOA, LBI, PNC or WCM, provided that it is not the indemnifying party, the amount of the underwriting discounts and fees received by it), exceeds the amount of any damages which such party has otherwise been required to pay by reason of any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (iv) The respective obligations of each of the Underwriters under clauses (i) through (iii) above shall be in addition to any liability which each may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act and each director and officer of such Underwriter.

          (f) The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in any subsection of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the indemnified party is required to bear such expenses pursuant to this Agreement), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by an indemnifying party are subsequently determined not to be required to be borne by such indemnifying party hereunder, the indemnified party that received such payment shall promptly refund the amount so paid to such indemnifying party.

                                       23

          8. FEES AND EXPENSES. Except as provided in any other particular
Section hereof, each Underwriter shall be responsible only for the costs and expenses (including, but not limited to, the costs of any counsel retained thereby) actually incurred by such Underwriter in connection with the transactions contemplated by this Agreement, and otherwise, the costs and expenses incurred in connection with the transactions herein contemplated shall be payable by the Mortgage Loan Sellers, as and to the extent provided in the respective Mortgage Loan Purchase Agreements, or by CCMS.

          9. COMPUTATIONAL MATERIALS AND ABS TERM SHEETS. (a) Not later than
10:30 a.m., New York City time, on the date hereof, each Underwriter shall deliver to CCMS two (2) complete copies of all materials provided by such
Underwriter to prospective investors in the Registered Certificates that constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation
Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder,
Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the
no-action letter dated May 27, 1994 issued by the Division of Corporation
Finance of the Commission to the Public Securities Association (together, the
"Kidder/PSA Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation
Finance of the Commission to the Public Securities Association (the "PSA Letter"
and, together with the Kidder/PSA Letters, the "No-Action Letters"), if the
filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute
"Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral
Term Sheets have not previously been delivered to CCMS as contemplated by
Section 9(b)(i) below. Each delivery of Computational Materials pursuant to this paragraph (a) shall be effected by delivering one (1) copy of such materials to counsel for CCMS and one (1) copy of such materials to CCMS. Each delivery of
ABS Term Sheets pursuant to this paragraph (a) shall be effected by delivering such materials to counsel for CCMS on behalf of CCMS at the address specified in
Section 16 hereof in a format that will permit such materials to be promptly filed electronically with the Commission.

          (b) Each Underwriter represents and warrants to and agrees with CCMS, as of the date hereof and as of the Closing Date, as applicable, that:

               (i) If such Underwriter has provided any Collateral Term Sheets to potential investors in the Registered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the No-Action Letters, then in each such case such Underwriter delivered such materials in the format contemplated by Section 9(a) to counsel for CCMS on behalf of CCMS at the address specified in Section 16 hereof no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

               (ii) The Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to CCMS pursuant to
     Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Registered Certificates furnished by such
     Underwriter (whether in written, electronic or other format) to prospective investors in the Registered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term
     Sheets that are not required to

                                       24

     be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets prepared by such
     Underwriter comply with the requirements of the No-Action Letters;

               (iii) On the respective dates any such Computational Materials and/or ABS Term Sheets prepared by such Underwriter with respect to the
     Registered Certificates referred to in Section 9(b)(ii) were last furnished by such Underwriter to each prospective investor, on the date of delivery thereof to CCMS pursuant to or as contemplated by this Section 9 and on the
     Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) At the time any Computational Materials or ABS Term Sheets with respect to the Registered Certificates were furnished to a prospective investor and on the date hereof, such Underwriter possessed, and on the date of delivery of such materials to CCMS pursuant to or as contemplated by this Section 9 and on the Closing Date, such Underwriter will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS
     Term Sheets prepared by it conform to the representations and warranties of such Underwriter contained in clauses (ii) and, if applicable, (iii) above of this subsection (b);

               (v) Unless CCMS consents otherwise, all Computational Materials and ABS Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that
     CCMS has not prepared, reviewed or participated in the preparation of such
     Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

               (vi) All Collateral Term Sheets with respect to the Registered
     Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

               (vii) After the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Registered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

          Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting from any Collateral Error (except any Corrected Collateral
Error, with respect to materials prepared after the receipt by the

                                       25

Underwriters from CCMS or any Mortgage Loan Seller of notice of such Collateral
Error or materials superseding or correcting such Collateral Error).

          As used in this Agreement, "Collateral Error" shall mean any error in the Data File or any other information concerning the Mortgage Loans furnished by a Mortgage Loan Seller to any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or
ABS Term Sheets; provided that Collateral Error shall not include an error by an
Underwriter in the manipulation of, or any calculation based upon, or any aggregation of information concerning the Mortgage Loans. As used in this
Agreement, "Corrected Collateral Error" shall mean any Collateral Error as to which the Underwriters, within a reasonable time period prior to the dissemination of the materials from which any expense, loss, claim, damage or liability or action in respect thereof arose, were notified in writing or provided in written or electronic form information superseding or correcting such Collateral Error, including, without limitation, as part of the Prospectus.

          (c) The Underwriters acknowledge and agree that CCMS has not authorized and will not authorize the distribution of any Computational
Materials or ABS Term Sheets with respect to the Registered Certificates to any prospective investor, and agree that any such Computational Materials and/or ABS
Term Sheets furnished to prospective investors shall include a disclaimer to the effect set forth in clause (v) of subsection (b) above. The Underwriters agree that they will not represent to potential investors that any Computational
Materials and/or ABS Term Sheets with respect to the Registered Certificates were prepared or disseminated on behalf of CCMS.

          (d) If, at any time when a Prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of one or more of the Underwriters or their counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational
Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state a material fact required, when considered in conjunction with the Prospectus, to be stated
therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary in the opinion of one or more of the Underwriters or their counsel to amend or supplement any
Current Report to comply with the Securities Act or the rules thereunder, such
Underwriter or Underwriters, at its or their expense (or, if such amendment or supplement is necessary due to a Collateral Error relating to the CGMRC Mortgage
Loans (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from CCMS or CGMRC of notice of such
Collateral Error or materials superseding or correcting such Collateral Error), at the expense of CCMS), shall promptly prepare and furnish to CCMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the
Registered Certificates that received such information being amended or supplemented. Such Underwriter or Underwriters will represent and warrant to
CCMS, as of the date of delivery of such amendment or supplement to CCMS, that such amendment or supplement does not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CCMS shall have no obligation to file such amendment or supplement if CCMS reasonably determines that (i) such amendment or

                                       26

supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that CCMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter or Underwriters to CCMS pursuant to this
Section 9(d)) or (ii) such filing is not required under the Securities Act.
Notwithstanding the foregoing, such Underwriter or Underwriters will make no representation or warranty as to whether any such amendment or supplement of
Computational Materials or ABS Term Sheets with respect to the Registered
Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from CCMS or CGMRC of notice of such Collateral Error or materials superseding or correcting such
Collateral Error).

          (e) If, at any time when a Prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of CCMS or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary in the opinion of CCMS or its counsel to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, CCMS promptly will notify the Underwriter(s) that had prepared the subject Computational Materials and/or ABS Term Sheets of the necessity of such amendment or supplement, and such Underwriter(s), at its or their expense
(or, if such amendment or supplement is necessary due to a Collateral Error relating to the CGMRC Mortgage Loans (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from
CCMS or CGMRC of notice of such Collateral Error or materials superseding or correcting such Collateral Error), at the expense of CCMS), shall promptly prepare and furnish to CCMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Such Underwriter(s) will represent and warrant to CCMS, as of the date of delivery of such amendment or supplement to CCMS, that such amendment or supplement does not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CCMS shall have no obligation to file such amendment or supplement if CCMS reasonably determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that CCMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter(s) to CCMS pursuant to this Section
9(e)). Notwithstanding the foregoing, such Underwriter(s) will make no representation or warranty as to whether any such amendment or supplement of
Computational Materials or ABS Term Sheets with respect to the Registered
Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared

                                       27

after the receipt by the Underwriters from CCMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such
Collateral Error).

          (f) Computational Materials and ABS Term Sheets may be distributed by the Underwriters through electronic means in accordance with SEC Release 33-7233 or other applicable laws or regulations.

          10. TERMINATION. This Agreement may be terminated by notice given to
CCMS, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of CCMS to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason CCMS shall be unable to perform in all material respects its obligations under this Agreement. This
Agreement also may be terminated by the Underwriters, by notice given to CCMS prior to delivery of and payment for the Certificates, if prior to such time (i)
trading in securities generally on the New York Stock Exchange or in any over-the-counter market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United
States is such as to make it, in the reasonable judgment of the Underwriters after consultation with CCMS, impracticable to market the Registered
Certificates.

          11. DEFAULT BY AN UNDERWRITER. If any Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated (in proportion to their respective allocations set forth in Schedule I) to take up and pay for the Registered
Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the purchase price of the
Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate purchase price of the
Registered Certificates, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the
Registered Certificates, and if such nondefaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters or CCMS. In the event of a default by an Underwriter as set forth in this Section 11, the Closing Date for the
Registered Certificates shall be postponed for such period, not exceeding ten
(10) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to CCMS and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

          12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of
CCMS, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the
Underwriters, CCMS or any of the officers, directors or controlling persons referred to in Section 7

                                       28

hereof, and will survive delivery of and payment for the Registered
Certificates. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

          13. BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state.

          15. NO FIDUCIARY DUTY. CCMS hereby acknowledges that (a) the
Underwriters are acting as principal and not as an agent or fiduciary of CCMS and (b) its engagement of the Underwriters in connection with the offering of the Registered Certificates is as independent contractors and not in any other capacity. Furthermore, CCMS agrees that it is solely responsible for making its own judgments in connection with the offering of the Registered Certificates
(irrespective of whether the Underwriters have advised or are currently advising
CCMS on related or other matters).

          16. MISCELLANEOUS. This Agreement supersedes all prior or
contemporaneous agreements and understandings between CCMS and any of the
Underwriters relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and that taken together shall constitute one and the same instrument.

          17. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to any Underwriter, will be delivered to such Underwriter at the address, and to the attention of the person or group, set forth on page 1 of this Agreement; and, if sent to CCMS, will be delivered to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th
Floor, New York, New York 10013, Attention: Angela Vleck, and, solely for purposes of Sections 5(e) and 9(a), Sidley Austin Brown & Wood LLP, 787 Seventh
Avenue, New York, New York 10019, Attention: William J. Cullen; and, if sent to
Wachovia Capital Markets, LLC, a copy will be forwarded to Stuart N. Goldstein,
227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202; or, in each such case, to such other address, or to the attention of such other person or group, as may be forwarded by any such party to the other parties hereto in writing.

                                       29

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and CCMS.

                                             Very truly yours,

                                             CITIGROUP COMMERCIAL MORTGAGE
                                                SECURITIES INC.

                                             By: /s/ Angela Vleck
                                                 -------------------------------
                                             Name: Angela Vleck
                                             Title: Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Angela Vleck
    --------------------------------
    Name: Angela Vleck
    Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Helaine M. Kaplan
    --------------------------------
    Name: Helaine M. Kaplan
    Title: Director

By: /s/ Andrew Cherrick
    --------------------------------
    Name: Andrew Cherrick
    Title: Vice President

BANC OF AMERICA SECURITIES LLC

By: /s/ Stephen L. Hogue
    --------------------------------
    Name: Stephen L. Hogue
    Title: Principal

LEHMAN BROTHERS INC.

By: /s/ Charlene Thomas
    --------------------------------
    Name: Charlene Thomas
    Title: Senior Vice President

NOMURA SECURITIES INTERNATIONAL, INC.

By: /s/ N. Dante LaRocca
    --------------------------------
    Name: N. Dante LaRocca
    Title: Managing Director

PNC CAPITAL MARKETS, INC.

By: /s/ J. Scott Holmes
    --------------------------------
    Name: J. Scott Holmes
    Title: Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Elizabeth K. Stinson
    --------------------------------
    Name: Elizabeth K. Stinson
    Title: Vice President

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-127304 filed by CCMS on Form S-3 and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:

Commercial Mortgage Pass-Through Certificates, Series 2005-CD1, Class A-1, Class
A-1D, Class A-2FL, Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates.

Underwriting Agreement, dated as of October 27, 2005

                                        INITIAL CLASS PRINCIPAL        INITIAL              RATING
CLASS DESIGNATION   PURCHASE PRICE(1)         BALANCE (2)         PASS-THROUGH RATE   BY S&P/MOODY'S(3)
-----------------   -----------------   -----------------------   -----------------   -----------------

       A-1              100.2498%            $   82,000,000           5.0468%              AAA/Aaa
       A-1D              97.2498%            $   92,000,000           3.8583%              AAA/Aaa
      A-2FL             100.0000%            $  200,000,000        LIBOR+0.1200%(4)        AAA/Aaa
      A-2FX             100.5312%            $   70,000,000           5.2254(5)%           AAA/Aaa
       A-3              100.1331%            $  112,000,000           5.2254(5)%           AAA/Aaa
       A-SB             100.3446%            $  198,275,000           5.2254(5)%           AAA/Aaa
       A-4              100.0856%            $1,563,032,000           5.2254(5)%           AAA/Aaa
       A-1A             100.3241%            $  397,464,000           5.2254(5)%           AAA/Aaa
       A-M               99.6785%            $  387,824,000           5.2254(5)%           AAA/Aaa
       A-J               99.2223%            $  305,412,000           5.2254(5)%           AAA/Aaa
        B                98.9982%            $   29,087,000           5.2254(5)%           AA+/Aa1
        C                98.8492%            $   43,630,000           5.2254(5)%            AA/Aa2
        D                98.5520%            $   43,630,000           5.2254(5)%           AA-/Aa3
        E                98.1083%            $   58,174,000           5.2254(5)%             A/A2

(1)  Exclusive of interest.

(2)  Subject to a variance of plus or minus 5.0%.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc.
     ("Moody's").

(4)  The initial value of LIBOR will be calculated on November 11, 2005.

(5)  Approximate.

PURCHASE PRICE: The purchase prices set forth in the above schedule for each
Class of Registered Certificates is expressed as a percentage of the Class
Principal Balance of such Class, and (except in the case of the Class A-2FL
Certificates) is to be accompanied by interest on the Class Principal Balance of such Class of Registered Certificates at the initial Pass-Through Rate for such
Class, from November 1, 2005 to but not including the Closing Date.

                                      Sch-1

CLOSING TIME, DATE AND LOCATION: 10:00 a.m. New York City time on November 15,
2005 at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New
York, New York 10019.

ISSUANCE AND DELIVERY OF REGISTERED CERTIFICATES: Each class of Registered
Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of
The Depository Trust Company in minimum denominations of initial principal balance of $10,000 and integral multiples of $1 in excess thereof.

                                      Sch-2

ALLOCATION OF CERTIFICATES AMONG UNDERWRITERS

                                                      PRINCIPAL AMOUNT
                                                    OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)            CLASS   CERTIFICATES TO BE PURCHASED
----------------------------            -----   ----------------------------
Citigroup Global Markets Inc.            A-1            $ 43,146,880
388 Greenwich Street                     A-1D           $ 48,408,695
New York, New York 10013                A-2FL           $105,236,294
                                        A-2FX           $ 31,570,888
                                         A-3            $ 58,932,324
                                         A-SB           $104,328,631
                                         A-4            $807,705,392
                                         A-1A           $209,138,191
                                         A-M            $204,065,802
                                         A-J            $160,702,135
                                          B             $ 15,305,040
                                          C             $ 22,957,297
                                          D             $ 22,957,297
                                          E             $ 30,610,081

Deutsche Bank Securities Inc.            A-1            $ 38,853,120
60 Wall Street                           A-1D           $ 43,591,305
New York, New York 10005                A-2FL           $ 94,763,706
                                        A-2FX           $ 38,429,112
                                         A-3            $ 53,067,676
                                         A-SB           $ 93,946,369
                                         A-4            $727,326,608
                                         A-1A           $188,325,809
                                         A-M            $183,758,198
                                         A-J            $144,709,865
                                          B             $ 13,781,960
                                          C             $ 20,672,703
                                          D             $ 20,672,703
                                          E             $ 27,563,919

                                      Sch-3

Banc of America Securities LLC           A-1            $          0
214 North Tryon Street                   A-1D           $          0
Charlotte, North Carolina 28255         A-2FL           $          0
                                        A-2FX           $          0
                                         A-3            $          0
                                         A-SB           $          0
                                         A-4            $  1,000,000
                                         A-1A           $          0
                                         A-M            $          0
                                         A-J            $          0
                                          B             $          0
                                          C             $          0
                                          D             $          0
                                          E             $          0

Lehman Brothers Inc.                     A-1            $          0
745 Seventh Avenue                       A-1D           $          0
New York, New York 10019                A-2FL           $          0
                                        A-2FX           $          0
                                         A-3            $          0
                                         A-SB           $          0
                                         A-4            $  1,000,000
                                         A-1A           $          0
                                         A-M            $          0
                                         A-J            $          0
                                          B             $          0
                                          C             $          0
                                          D             $          0
                                          E             $          0

Nomura Securities International, Inc.    A-1            $          0
2 World Financial Center, Building B     A-1D           $          0
New York, New York 10281                A-2FL           $          0
                                        A-2FX           $          0
                                         A-3            $          0
                                         A-SB           $          0
                                         A-4            $ 25,000,000
                                         A-1A           $          0
                                         A-M            $          0
                                         A-J            $          0
                                          B             $          0
                                          C             $          0
                                          D             $          0
                                          E             $          0

                                      Sch-4

PNC Capital Markets Inc.                 A-1            $          0
5605 Carnegie Boulevard                  A-1D           $          0
Charlotte, North Carolina 28209         A-2FL           $          0
                                        A-2FX           $          0
                                         A-3            $          0
                                         A-SB           $          0
                                         A-4            $          0
                                         A-1A           $          0
                                         A-M            $          0
                                         A-J            $          0
                                          B             $          0
                                          C             $          0
                                          D             $          0
                                          E             $          0

Wachovia Capital Markets, LLC            A-1            $          0
301 South College Street                 A-1D           $          0
Charlotte, North Carolina 28288         A-2FL           $          0
                                        A-2FX           $          0
                                         A-3            $          0
                                         A-SB           $          0
                                         A-4            $  1,000,000
                                         A-1A           $          0
                                         A-M            $          0
                                         A-J            $          0
                                          B             $          0
                                          C             $          0
                                          D             $          0
                                          E             $          0

                                      Sch-5

                                   EXHIBIT A-1

                   FORM OF OPINION OF IN-HOUSE COUNSEL TO CCMS

                                      A-1-1

                                                               November 15, 2005

Citigroup Commercial Mortgage Securities
   Inc.
388 Greenwich Street
New York, New York 10013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, New York 10281

PNC Capital Markets Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288

Standard & Poor's Ratings Services,
A Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603

          Re: CD 2005-CD1 Commercial Mortgage Trust
              Commercial Mortgage Pass-Through Certificates, Series 2005-CD1

Ladies and Gentlemen:

          I am employed as counsel to Citigroup Global Markets Inc. ("CGMI"). I am familiar with the activities of Citigroup Global Markets Realty Corp.
("CGMRC") and Citigroup Commercial Mortgage Securities Inc. (the "Depositor") in
connection with the issuance of the Depositor's Series 2005-CD1 Commercial
Mortgage Pass-Through Certificates (the "Certificates").

          Reference is hereby made to the following documents (collectively, the
"Relevant Agreements"): (i) the Pooling and Servicing Agreement, dated as of
November 1, 2005 (the "Pooling and Servicing Agreement"), between the Depositor,
Midland Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent; (ii) the Underwriting Agreement, dated as of October 27, 2005
(the "Underwriting Agreement"), between the Depositor, CGMI, Deutsche Bank
Securities Inc. ("Deutsche Bank"), Banc of America Securities LLC ("BOA"),
Lehman Brothers Inc. ("LBI"), Nomura Securities International, Inc. ("NSI"), PNC
Capital Markets Inc., ("PNC") and Wachovia Capital Markets, LLC ("WCM"; and
CGMI,

                                      A-1-2

Deutsche Bank, BOA, LBI, NSI, PNC and WCM, collectively in such capacity, the
"Underwriters"), pursuant to which agreement the Certificates specified therein will be sold by the Depositor to the Underwriters; (iii) the Certificate
Purchase Agreement, dated October 27, 2005 (the "Certificate Purchase
Agreement"), between the Depositor, CGMI and Deutsche Bank (together in such capacity, the "Initial Purchasers"), pursuant to which agreement the
Certificates specified therein will be sold by the Depositor to the Initial
Purchasers; (iv) the Mortgage Loan Purchase Agreement, dated as of October 27,
2005 (the "CGMRC Mortgage Loan Purchase Agreement"), between the Depositor and
CGMRC, pursuant to which agreement the Depositor shall purchase certain multifamily and commercial mortgage loans from CGMRC; (v) the Indemnification
Agreement, dated as of October 27, 2005, (the "CGMRC Indemnification Agreement")
among CGMRC, the Depositor, the Underwriters and the Initial Purchasers pursuant to which agreement CGMRC will indemnify the Depositor, the Underwriters and the
Initial Purchasers for expenses, losses and liabilities of the type described therein; (vi) the Mortgage Loan Purchase Agreement, dated as of October 27, 2005
(the "GACC Mortgage Loan Purchase Agreement"), between the Depositor and German
American Capital Corporation ("GACC"), pursuant to which agreement the Depositor shall purchase certain multifamily and commercial mortgage loans from GACC;
(vii) the Mortgage Loan Purchase Agreement, dated as of October 27, 2005 (the
"PNC Bank Mortgage Loan Purchase Agreement"), between the Depositor and PNC
Bank, National Association ("PNC Bank"), pursuant to which agreement the
Depositor shall purchase certain multifamily and commercial mortgage loans from
PNC Bank; and (viii) the Mortgage Loan Purchase Agreement, dated as of October
27, 2005 (the "PMCF Mortgage Loan Purchase Agreement"), between the Depositor and Prudential Mortgage Capital Funding, LLC ("PMCF"), pursuant to which agreement the Depositor shall purchase certain multifamily and commercial mortgage loans from PMCF. This opinion letter is being provided to you pursuant to Section 6(f) of the CGMRC Mortgage Loan Purchase Agreement, Section 6(b)(ii)
of the Underwriting Agreement and Section 5(a)(ii) of the Certificate Purchase
Agreement.

          As to matters of fact material to this opinion letter, I have relied, without independent investigation, upon such certifications of public officials, corporate documents and records, certificates of officers and instruments as I have deemed appropriate. I have assumed, without independent investigation, the genuineness of all signatures (other than those of officers or agents of CGMRC or the Depositor), the authenticity of all documents and certificates submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

          On the basis of and subject to the foregoing, it is my opinion that:

               1. CGMRC is a corporation duly incorporated and validly existing under the laws of the State of New York, with the requisite corporate power and authority to enter into and consummate the transactions contemplated by the CGMRC Mortgage Loan Purchase Agreement and the CGMRC Indemnification
     Agreement (together, the "CGMRC Agreements").

               2. The Depositor is a corporation duly incorporated and validly existing under the laws of the State of Delaware, with the requisite corporate power and authority to enter into and consummate the transactions contemplated by the Relevant Agreements.

               3. The CGMRC Agreements have been duly authorized, executed and delivered by CGMRC.

               4. The Relevant Agreements have been duly authorized, executed and delivered by the Depositor.

                                      A-1-3

               5. The execution, delivery and performance of the CGMRC
     Agreements by CGMRC do not contravene its articles of incorporation or by-laws and, to my knowledge, do not and will not result in a material breach or violation of the terms or provisions of, or constitute a default under, any material agreement or instrument known to me to which CGMRC is a party nor contravene any order of any court, regulatory body, administrative agency or governmental agency having jurisdiction over CGMRC
     (in each case, except for such breaches, violations, defaults or contraventions as would not have a material adverse effect on the ability of CGMRC to perform its obligations under the CGMRC Agreements).

               6. The execution, delivery and performance of the Relevant
     Agreements by the Depositor do not contravene its articles of incorporation or by-laws and, to my knowledge, do not and will not result in a material breach or violation of the terms or provisions of, or constitute a default under, any material agreement or instrument known to me to which the
     Depositor is a party nor contravene any order of any court, regulatory body, administrative agency or governmental agency having jurisdiction over the Depositor (in each case, except for such breaches, violations, defaults or contraventions as would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Relevant
     Agreements).

               7. To my knowledge, there are no pending or threatened actions or proceedings against CGMRC before any court, administrative agency or other tribunal which purport to affect the legality, validity, binding effect or enforceability of the CGMRC Agreements or CGMRC's ability to perform its obligations thereunder and which, if adversely determined, would materially and adversely affect the performance by CGMRC of its obligations under the
     CGMRC Agreements.

               8. To my knowledge, there are no pending or threatened actions or proceedings against the Depositor before any court, administrative agency or other tribunal which purport to affect the legality, validity, binding effect or enforceability of the Relevant Agreements or the Depositor's ability to perform its obligations thereunder and which, if adversely determined, would materially and adversely affect the performance by the
     Depositor of its obligations under the Relevant Agreements.

               9. To my knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for CGMRC to enter into the CGMRC Agreements or to consummate the transactions contemplated thereby, other than such as is being sought or has been obtained by CGMRC.

               10. To my knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Depositor to enter into the Relevant
     Agreements or to consummate the transactions contemplated thereby, other than such as is being sought or has been obtained by the Depositor.

          I express no opinion as to any matter other than as expressly set forth herein, and no other opinion is to be, or may be, inferred or implied herefrom. This opinion is given as of the date hereof and is based on facts and conditions presently known to me, and I do not undertake, and hereby disclaim, any obligation to advise you of any change in any matters set forth herein. Any limited inquiry undertaken by me in connection with the preparation of this opinion letter should not be regarded as an independent investigation to determine the accuracy of any statement.

                                      A-1-4

          I am a member of the Bar of the State of New York and render no opinion as to the laws of any jurisdiction other than the laws of the State of
New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          This opinion letter is being delivered to you for your sole use in connection with each of the Relevant Agreements and the related transactions.
This opinion letter may not otherwise be used, quoted, relied upon or referred to without my prior written consent.

                                                 Very truly yours,

                                      A-1-5

                                   EXHIBIT A-2

               FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP,
                             SPECIAL COUNSEL TO CCMS

                                      A-2-1

                         SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                       787 SEVENTH AVENUE                 LOS ANGELES
 BRUSSELS                   NEW YORK, NEW YORK 10019                 NEW YORK
 CHICAGO                     TELEPHONE 212 839 5300               SAN FRANCISCO
  DALLAS                     FACSIMILE 212 839 5599                 SHANGHAI
  GENEVA                         www.sidley.com                    SINGAPORE
HONG KONG                                                             TOKYO
  LONDON                          FOUNDED 1866                  WASHINGTON, D.C.

                                November 15, 2005

To the Parties Listed on Schedule A Hereto

          Re: CD 2005-CD1 Commercial Mortgage Trust,
              Commercial Mortgage Pass-Through Certificates, Series 2005-CD1

Ladies and Gentlemen:

          We have acted as special counsel to Citigroup Commercial Mortgage
Securities Inc. (the "Depositor") and Citigroup Global Markets Realty Corp.
("CGMRC"), in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

          (i) the sale by CGMRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "CGMRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of
     October 27, 2005 (the "CGMRC Mortgage Loan Purchase Agreement"), between
     CGMRC as seller and the Depositor as purchaser;

          (ii) the sale by German American Capital Corporation ("GACC"), and the
     purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GACC Mortgage Loans"), pursuant to that certain Mortgage Loan
     Purchase Agreement, dated as of October 27, 2005 (the "GACC Mortgage Loan
     Purchase Agreement"), between GACC as seller and the Depositor as purchaser;

          (iii) the sale by PNC Bank, National Association ("PNC Bank"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "PNC Bank Mortgage Loans"), pursuant to that certain Mortgage
     Loan Purchase Agreement, dated as of October 27, 2005 (the "PNC Bank
     Mortgage Loan Purchase Agreement"), between PNC Bank as seller and the
     Depositor as purchaser;

          (iv) the sale by Prudential Mortgage Capital Funding, LLC ("PMCF"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "PMCF Mortgage Loans"), pursuant to that certain
     Mortgage Loan Purchase Agreement, dated as of October 27, 2005 (the "PMCF
     Mortgage Loan Purchase Agreement"), between PMCF as seller and the
     Depositor as purchaser;

                                      A-2-2

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

          (v) the creation of a common law trust (the "Trust") and the issuance of an aggregate $3,903,244,727 Certificate Principal Balance of Commercial
     Mortgage Pass-Through Certificates, Series 2005-CD1 (the "Certificates"),
     consisting of multiple classes designated Class A-1, Class A-1D, Class
     A-2FL, Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
     A-M, Class A-J, Class B, Class C, Class D, Class E, Class X, Class F, Class
     G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
     Class Q, Class OCS, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of November 1, 2005 (the "Pooling and
     Servicing Agreement"), between the Depositor as depositor, Midland Loan
     Services, Inc. as master servicer, LNR Partners, Inc. as special servicer,
     LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO
     Bank N.V. as fiscal agent;

          (vi) the transfer of the CGMRC Mortgage Loans, the GACC Mortgage
     Loans, the PNC Bank Mortgage Loans and the PMCF Mortgage Loans
     (collectively, the "Mortgage Loans") by the Depositor to the Trust,
     pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates;

          (vii) the sale by the Depositor, and the purchase by Citigroup Global
     Markets Inc. ("CGMI"), Deutsche Bank Securities Inc. ("Deutsche Bank"),
     Banc of America Securities LLC ("BOA"), Lehman Brothers Inc. ("LBI"),
     Nomura Securities International, Inc. ("NSI"), PNC Capital Markets Inc.,
     ("PNC") and Wachovia Capital Markets, LLC ("WCM" and, collectively with
     CGMI, Deutsche Bank, BOA, LBI, NSI and PNC, the "Underwriters") of the
     Class A-1, Class A-1D, Class A-2FL, Class A-2FX, Class A-3, Class A-SB,
     Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and
     Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain Underwriting Agreement, dated as of October 27,
     2005 (the "Underwriting Agreement"), between the Depositor and the
     Underwriters;

          (viii) the sale by the Depositor, and the purchase by CGMI and
     Deutsche Bank (together in such capacity, the "Initial Purchasers"), of the
     Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O, Class P, Class Q, Class OCS, Class R and Class Y
     Certificates (collectively, the "Privately Offered Certificates"), pursuant to that certain Certificate Purchase Agreement, dated as of October 27,
     2005 (the "Certificate Purchase Agreement"), between the Depositor and the
     Initial Purchasers; and

          (ix) the execution and delivery of that certain Indemnification
     Agreement, dated as of October 27, 2005 (the "CGMRC Indemnification
     Agreement"), among CGMRC, the Depositor, the Underwriters and the Initial
     Purchasers.

          The CGMRC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan
Purchase Agreement, the PNC Bank Mortgage Loan Purchase Agreement and the PMCF
Mortgage Loan Purchase Agreement are collectively referred to herein as the
"Mortgage Loan Purchase

                                      A-2-3

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

Agreements". The Mortgage Loan Purchase Agreements, the CGMRC Indemnification
Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement and
the Certificate Purchase Agreement are collectively referred to herein as the
"Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

          For purposes of this opinion letter, we have reviewed:

          (a)  the Agreements;

          (b)  the Depositor's registration statement on Form S-3 (No.
               333-127304) (the "Registration Statement") filed with the
               Securities and Exchange Commission (the "Commission") under the
               Securities Act of 1933, as amended (the "1933 Act");

          (c)  the Prospectus, dated August 15, 2005, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic
               Prospectus ");

          (d)  the Prospectus Supplement, dated October 27, 2005, specifically relating to the Trust and the Publicly Offered Certificates
               (including all exhibits and annexes thereto, the "Prospectus
               Supplement"; and, together with the Basic Prospectus, the
               "Prospectus"); and

          (e)  the Offering Memorandum, dated October 27, 2005, relating to the
               Trust and certain classes of the Privately Offered Certificates
               (including all exhibits and annexes thereto, the "Offering
               Memorandum").

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the
Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due organization of the parties to each of the Agreements and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as addressed in opinion paragraph 6 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the

                                      A-2-4

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (ix) except as addressed in opinion paragraph 4 below, the constitution of each of the
Agreements as the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, (x) compliance with the Agreements by the parties thereto and, in the case of the Pooling and
Servicing Agreement, by the registered holders and beneficial owners of the
Certificates, (xi) the conformity, to the requirements of the Pooling and
Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the
Mortgage Notes, the Mortgages and the other documents relating to the Mortgage
Loans delivered to the Trustee (or a Custodian on its behalf) by, on behalf of or at the direction of the Depositor, CGMRC, GACC, PNC Bank and PMCF, respectively, and (xii) the absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements.

          Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2)
the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties

                                      A-2-5

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

          When used in this opinion, the term "knowledge" and words of similar import mean that the Sidley Austin Brown & Wood LLP attorneys currently practicing law with this firm who have been actively involved in representing the Depositor and/or CGMRC in connection with any matters relating to the
Transactions, have no current conscious awareness of any contrary facts or information. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

          In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New
York and, where expressly referred to below, the federal laws of the United
States of America (in each case without regard to conflicts of laws principles).
Furthermore, we do not express any opinion with respect to the securities,
"doing business" or tax laws of any particular State or with respect to any matter not expressly addressed below.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Registration Statement has become effective under the 1933 Act.
     To our knowledge, no stop order suspending the effectiveness of the
     Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or have been threatened under the 1933
     Act.

          2. The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the
     Publicly Offered Certificates, as of its effective or issue date (except in each case for financial statements, schedules and other financial and statistical information contained therein or omitted therefrom and except for Computational Materials and ABS Terms Sheets, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder applicable to such documents as of such respective dates; and the
     Prospectus, as revised, amended or supplemented as of the date hereof
     (except for financial statements, schedules and other financial and statistical information contained therein or omitted therefrom, as to which we express no opinion), conforms in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder applicable to use of the Prospectus (as so revised, amended or supplemented) as of the date hereof.

          3. To our knowledge, there are no material contracts, indentures or other documents relating to the Certificates or the Depositor of a character required to be described or referred to in the Registration
     Statement or the Prospectus Supplement or to be filed as exhibits to the
     Registration Statement, other than those described or referred to therein
     or

                                      A-2-6

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

     filed or incorporated by reference as exhibits thereto.

          4. Each of the Agreements constitutes a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms. Each of the CGMRC Mortgage Loan Purchase Agreement and the
     CGMRC Indemnification Agreement constitutes a valid, legal and binding agreement of CGMRC, enforceable against CGMRC in accordance with its terms.

          5. The Certificates have been duly authorized by the Depositor and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement and the Certificate Purchase Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          6. The execution, delivery and performance by the Depositor of the respective Agreements, and the execution, delivery and performance by CGMRC of the CGMRC Mortgage Loan Purchase Agreement and of the CGMRC
     Indemnification Agreement, will not conflict with or result in a breach or violation of any federal or State of New York law, statute or regulation of general applicability to transactions of the type contemplated by the
     Agreements or, in the case of CGMRC, by the CGMRC Mortgage Loan Purchase
     Agreement and the CGMRC Indemnification Agreement, except we express no opinion as to compliance with the securities or "blue sky" laws of the
     State of New York or any other particular State in connection with the purchase and the offer and sale of the Publicly Offered Certificates by the
     Underwriters or the purchase and the offer and sale of the Privately
     Offered Certificates by the Initial Purchasers.

          7. No consent, approval, authorization or order of any federal or
     State of New York court, agency or other governmental body is required for the consummation by the Depositor of the transactions contemplated by the terms of the Agreements or for the consummation by CGMRC of the transactions contemplated by the terms of the CGMRC Mortgage Loan Purchase
     Agreement and the CGMRC Indemnification Agreement, except such as may be required under the securities or "blue sky" laws of the State of New York and other particular states in connection with the purchase and the offer and sale of the Publicly Offered Certificates by the Underwriters or the
     purchase and the offer and sale of the Privately Offered Certificates by the Initial Purchasers, as to which we express no opinion, and except such as have been obtained.

          8. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

          9. The statements set forth in the Prospectus Supplement under the headings "Servicing of the Underlying Mortgage Loans" and "Description of
     the Offered Certificates", in the Basic Prospectus under the headings
     "Description of the Certificates" and "Description of the Governing
     Documents" and in the Offering Memorandum under the heading "Summary

                                      A-2-7

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

     of Offering Memorandum--Description of the Privately Offered Certificates",
     insofar as such statements purport to summarize certain material provisions of the Certificates and the Pooling and Servicing Agreement, provide in all material respects an accurate summary of such provisions.

          10. The statements set forth in the Prospectus Supplement under the heading "Legal Investment", in the Basic Prospectus under the heading
     "Legal Investment" and in the Offering Memorandum under the heading "Legal
     Investment", to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such headings.

          11. Assuming (a) the accuracy of the Initial Purchasers' and the
     Depositor's respective representations and warranties contained in the
     Certificate Purchase Agreement, (b) in the case of investors who purchase from either of the Initial Purchasers, the accuracy of the deemed representations and warranties under the heading "Notice to Investors" in the Offering Memorandum, (c) the performance by the Initial Purchasers and the Depositor of their respective covenants contained in the Certificate
     Purchase Agreement, and (d) compliance by all relevant persons with the
     Pooling and Servicing Agreement, the offer and sale of the Privately
     Offered Certificates by the Depositor to the Initial Purchasers, and by
     each of the Initial Purchasers to investors that purchase from it, in the manner contemplated in the Offering Memorandum, the Certificate Purchase
     Agreement and the Pooling and Servicing Agreement, are transactions that do not require registration under the 1933 Act.

          The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being rendered solely to and for the benefit of the persons to whom it is addressed in connection with the Transactions and may not be quoted, used or relied upon in any manner for any other purpose or by any other person without our prior written consent.

                                        Very truly yours,

                                      A-2-8

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1
November 15, 2005

                                   SCHEDULE A

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, New York 10281

PNC Capital Markets Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288

Standard & Poor's Ratings Services
   A Division of The McGraw Hill Companies,
   Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York  10013

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603

                                      A-2-9